CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 033-75116 on Form N-1A of our report dated February 27, 2013, relating to the financial statements and financial highlights of LKCM Aquinas Value Fund, LKCM Aquinas Growth Fund, and LKCM Aquinas Small Cap Fund, each a series of LKCM Aquinas Funds, and of our report dated February 27, 2013 relating to the financial statements and financial highlights of LKCM Small Cap Equity Fund, LKCM Equity Fund, LKCM Balanced Fund, LKCM Fixed Income Fund, and LKCM Small-Mid Cap Equity Fund, each a series of LKCM Funds, appearing in the Annual Report on Form N-CSR of LKCM Funds for the year ended December 31, 2012, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte and Touche LLP

Milwaukee, Wisconsin
April 29, 2013